Ibotta Reports First Quarter 2026 Financial Results

Ibotta’s first quarter financial results exceeded the upper end of the guidance range for both revenue and adjusted EBITDA.

Revenue declined by 2% year-over-year to $82.5 million

Generated net loss of $10.3 million, representing net loss as a percent of revenue of (13)%, and adjusted EBITDA of $8.7 million, representing an 11% adjusted EBITDA margin

Generated cash from operating activities of $30.4 million and free cash flow of $23.3 million

DENVER, May 6, 2026 (Business Wire) -- Ibotta, Inc. (NYSE: IBTA), the performance marketing platform for promotions, today announced financial results for the first quarter ended March 31, 2026.

“We started the year with strong operational momentum, delivering first quarter results that exceeded our expectations. This performance was driven by disciplined execution with our core product offering and the continued success of our LiveLift pilots,” said Ibotta CEO and Founder, Bryan Leach. “The expansion of the Ibotta Performance Network remains a core priority, and the addition of marquee publishers Uber and Giant Eagle significantly increases our reach across both third-party e-commerce delivery and traditional grocery. We believe the ongoing strengthening of our network and core product offerings has us well-positioned to return to year-over-year growth in the third quarter.”

First Quarter 2026 Financial Highlights:

•Total revenue of $82.5 million, a year-over-year decline of 2%.
•Total redemption revenue of $73.0 million, a decrease of 1% year-over-year.
•During the quarter, the IPN had 19.7 million redeemers, compared to 17.1 million redeemers in the first quarter of 2025, an increase of 15% year-over-year, driven by organic growth with existing publishers and the launch of DoorDash during the second quarter of 2025.
•Third-party publisher redemptions of 70.7 million, compared to 61.2 million in the first quarter of 2025, an increase of 15% year-over-year.
•Generated net loss of $10.3 million, representing net loss as a percent of revenue of 13%, and non-GAAP net income of $6.0 million, representing non-GAAP net income as a percent of revenue of 7%.
•Delivered adjusted EBITDA of $8.7 million, representing an adjusted EBITDA margin of 11%.
•Generated cash from operating activities of $30.4 million and free cash flow of $23.3 million.

•Repurchased 1.9 million shares for a total of $44.7 million at an average price per share of $22.92, exclusive of broker commissions and excise tax.

The following table summarizes the Company’s financial results for the three months ended March 31, 2026 and 2025:

	Three months ended March 31,		% Change
	2026	2025

	(in thousands, except per share figures and percentages)
GAAP Results
Redemption revenue	$73,016	$73,399	(1)%
Revenue	82,483	84,574	(2)%
Net (loss) income	(10,322)	555	NM (1)
Net (loss) income per share, diluted	(0.43)	0.02	NM (1)
Net (loss) income as a percent of revenue	(13)%	1%

Non-GAAP Results
Adjusted EBITDA	$8,721	$14,673	(41)%
Adjusted EBITDA margin	11%	17%
Non-GAAP net income	$6,029	$12,109	(50)%
Non-GAAP net income per share, diluted	0.24	0.36	(33)%
_______________
(1)NM - not meaningful
The following table summarizes the Company’s performance metrics for the three months ended March 31, 2026 and 2025:

	Three months ended March 31,
	2026	2025	% Change

	(in thousands, except per redeemer figures, per redemption figures, and percentages)
Performance Metrics
Redemptions:
Third-party publisher redemptions	70,688	61,211	15%
Direct-to-consumer redemptions	17,278	21,629	(20)%
Total redemptions	87,966	82,840	6%
Redeemers:
Third-party publisher redeemers	18,306	15,433	19%
Direct-to-consumer redeemers	1,430	1,656	(14)%
Total redeemers	19,736	17,089	15%
Redemptions per redeemer:
Third-party publisher redemptions per redeemer	3.9	4.0	(3)%
Direct-to-consumer redemptions per redeemer	12.1	13.1	(7)%
Total redemptions per redeemer	4.5	4.8	(8)%
Redemption revenue per redemption:
Third-party publisher redemption revenue per redemption	$0.76	$0.79	(3)%
Direct-to-consumer redemption revenue per redemption	1.10	1.17	(6)%
Total redemption revenue per redemption	$0.83	$0.89	(6)%

Note that certain figures shown above may not recalculate due to rounding.

First Quarter 2026 Business Highlights:

•Announced a multi-year, exclusive partnership with Uber to deliver Ibotta-powered digital promotions across Uber’s grocery and retail ecosystem in the United States
•Subsequent to quarter-end, we announced that Giant Eagle has agreed to join the Ibotta Performance Network, naming Ibotta as its exclusive provider of digital promotions across its 200+ supermarkets and digital platforms.

Financial Guidance:

Second quarter 2026 outlook summary:

•Revenue of $82 - $86 million, a year-over-year decrease of 2% at the midpoint.
•Adjusted EBITDA of $9 - $12 million, representing a margin of 12.5% at the midpoint.

Guidance for adjusted EBITDA is earnings before interest income, net, provision for (benefit from) income taxes, and depreciation and amortization, and excludes stock-based compensation and other expense, net. We have not reconciled adjusted EBITDA to GAAP net income for our guidance because we do not provide guidance on GAAP net income and would not be able to present the various reconciling cash and non-cash items between the GAAP and non-GAAP financial measures since certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including share-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on the Company's GAAP net income.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income as a percent of revenue, non-GAAP diluted net income per share and free cash flow that supplement the condensed financial statements of the Company prepared under generally accepted accounting principles (GAAP). The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Adjusted EBITDA is earnings before interest income, net, provision for (benefit from) income taxes, and depreciation and amortization, and excludes stock-based compensation, restructuring charges, and other expense, net. Adjusted EBITDA margin is calculated as adjusted EBITDA as a percent of revenue. Non-GAAP net income excludes stock-based compensation, restructuring charges, and the related income tax effects. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments). Non-GAAP diluted net income per share is calculated as non-GAAP net income divided by non-GAAP diluted weighted average common shares outstanding. Free cash flow is defined as cash provided by operating activities, less additions to property and equipment and capitalization of software development costs.

The Company's management believes that these non-GAAP measures can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. The Company’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. These non-GAAP measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but are included solely for informational and comparative purposes. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with our condensed financial statements prepared in accordance with GAAP. In light of these limitations, management also reviews the specific items that are excluded from our non-GAAP measures, as well as trends in these items.

First Quarter 2026 Financial Results Webcast and Conference Call Details

When:	Wednesday, May 6, 2026 at 2:30 p.m. MT/ 4:30 p.m. ET
Webcast:	ir.ibotta.com

Key Business Terms and Notes

Ibotta Performance Network (IPN): A platform that allows clients to deliver digital promotions to consumers via a network of publishers, consisting of our owned properties and third-party publishers.

Redeemer: A consumer who has redeemed at least one digital offer within the time period specified. If a consumer were to redeem on more than one publisher during that period, they would be counted as multiple redeemers. Year-to-date redeemers are calculated as the average of current year quarter-to-date redeemers.

Redemption: A verified purchase of one or more items qualifying for an offer by a client on the IPN.

Redemption Revenue: The Company’s customers promote their products and services to consumers through rewards offered on the IPN. The Company earns a fee per redemption which is recognized in the period in which the redemption occurred. The Company may also charge fees to set up a redemption campaign which are deferred and recognized over the average duration of historical redemption campaigns.

About Ibotta ("I bought a...")

Ibotta (NYSE: IBTA) is a leading provider of digital promotions for CPG brands, reaching over 200 million consumers through a network of publishers called the Ibotta Performance Network (IPN). The IPN allows marketers to influence what people buy, and where and how often they shop – all while paying only when their campaigns directly result in a sale. American shoppers have earned over $2.9 billion through the IPN since 2012. The largest tech IPO in history to come out of Colorado, Ibotta is headquartered in Denver, and is continually listed as a top place to work by The Denver Post and Inc. Magazine.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements relating to expectations concerning matters that are not historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements by our CEO and founder about our strategy for 2026 and product capabilities, the increased reach across both third-party e-commerce delivery and traditional grocery, the ongoing strength of the Company’s network and core product offerings, the impact of our new products, like LiveLiftTM, our ability to return to year-over-year growth, and the Company’s financial guidance, such as revenue and adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These and other factors are disclosed in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof, except as required by law.

Ibotta, Inc.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three months ended March 31,
	2026	2025
Revenue	$82,483	$84,574
Cost of revenue(1)	19,450	17,092
Gross profit	63,033	67,482
Operating expenses(1):
Sales and marketing(2)	34,048	29,858
Research and development	14,502	18,069
General and administrative	23,760	21,386
Depreciation and amortization	1,555	972
Total operating expenses	73,865	70,285
Loss from operations	(10,832)	(2,803)
Interest income, net	1,510	3,685
Other expense, net	(31)	(399)
(Loss) income before (provision for) benefit from income taxes	(9,353)	483
(Provision for) benefit from income taxes	(969)	72
Net (loss) income	$(10,322)	$555
Net (loss) income per share:
Basic	$(0.43)	$0.02
Diluted	$(0.43)	$0.02
Weighted average common shares outstanding:
Basic	24,145,066	30,779,430
Diluted	24,145,066	33,218,817

(1)Amounts include stock-based compensation expense as follows (in thousands):

	Three months ended March 31,
	2026	2025
Cost of revenue	$990	$657
Sales and marketing(2)	5,790	5,129
Research and development	3,206	3,147
General and administrative	6,696	4,819
Total stock-based compensation expense	$16,682	$13,752

(2)Stock-based compensation expense included in sales and marketing includes common stock warrant expense of $2.2 million recognized during each of the three months ended March 31, 2026 and 2025.

Ibotta, Inc.
CONDENSED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$164,596	$186,612
Accounts receivable, net	183,052	208,709
Prepaid expenses and other current assets	13,353	12,604
Total current assets	361,001	407,925
Property and equipment, net	23,212	23,434
Capitalized software development costs, net	26,482	24,193
Equity investment	4,531	4,531
Deferred tax assets, net	53,892	54,850
Operating lease assets	9,843	9,901
Other long-term assets	961	1,077
Total assets	$479,922	$525,911
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,237	$10,840
Due to third-party publishers	106,293	107,601
Deferred revenue	2,701	2,935
User redemption liability	63,381	65,521
Accrued expenses	19,754	19,614
Other current liabilities	1,557	1,249
Total current liabilities	200,923	207,760
Long-term liabilities:
Operating lease liabilities, long-term	25,319	25,501
Unrecognized tax benefits, long-term	4,701	4,999
Total liabilities	230,943	238,260
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Treasury stock	(312,719)	(267,575)
Additional paid-in capital	708,891	692,097
Accumulated deficit	(147,193)	(136,871)
Total stockholders' equity	248,979	287,651
Total liabilities and stockholders' equity	$479,922	$525,911

Ibotta, Inc.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three months ended March 31,
	2026	2025
Operating activities
Net (loss) income	$(10,322)	$555
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,871	2,165
Impairment of capitalized software development costs	139	164
Stock-based compensation expense	14,521	11,591
Common stock warrant expense	2,161	2,161
Credit loss expense	852	418
Amortization of debt discount and issuance costs	38	38
Deferred income taxes	583	–
Other	3	4
Changes in assets and liabilities:
Accounts receivable	24,865	14,311
Other current and long-term assets	(236)	(23,890)
Accounts payable	(1,499)	273
Due to third-party publishers	(1,308)	(7,451)
Accrued expenses	253	(3,559)
Deferred revenue	(234)	612
User redemption liability	(2,140)	(1,525)
Other current and long-term liabilities	(173)	23,993
Net cash provided by operating activities	30,374	19,860
Investing activities
Additions to property and equipment	(3,068)	(1,894)
Additions to capitalized software development costs	(4,020)	(3,074)
Proceeds from the sale of property and equipment	27	—
Net cash used in investing activities	(7,061)	(4,968)
Financing activities
Proceeds from exercise of stock options	656	3,360
Debt issuance costs	–	(2)
Purchase of treasury stock	(44,832)	(69,778)
Taxes paid related to net share settlement of equity awards	(1,153)	(629)
Net cash used in financing activities	(45,329)	(67,049)
Net change in cash, cash equivalents, and restricted cash	(22,016)	(52,157)
Cash, cash equivalents, and restricted cash, beginning of period	186,612	349,690
Cash, cash equivalents, and restricted cash, end of period	$164,596	$297,533

The following table disaggregates the Company’s third-party publishers and direct-to-consumer revenue by redemption and ad & other revenue:

Supplemental Revenue Detail

	Three months ended March 31,		% Change
	2026	2025

	(in thousands, except percentages)
Third-party publishers revenue
Redemption revenue	53,996	48,195	12%
Ad & other revenue	—	—	—%
Total third-party publishers revenue	53,996	48,195	12%
Direct-to-consumer revenue
Redemption revenue	$19,020	$25,204	(25)%
Ad & other revenue	9,467	11,175	(15)%
Total direct-to-consumer revenue	28,487	36,379	(22)%
Total
Redemption revenue	73,016	73,399	(1)%
Ad & other revenue	9,467	11,175	(15)%
Total revenue	$82,483	$84,574	(2)%

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release:

Reconciliation of Adjusted EBITDA

	Three months ended March 31,
	2026	2025
Net (loss) income	$(10,322)	$555
Add (deduct):
Interest income, net	(1,510)	(3,685)
Depreciation and amortization	2,871	2,165
Stock-based compensation	16,682	13,752
Restructuring charges	—	1,559
Provision for (benefit from) income taxes	969	(72)
Other expense, net	31	399
Adjusted EBITDA	$8,721	$14,673
Revenue	$82,483	$84,574
Net (loss) income as a percent of revenue	(13)%	1%
Adjusted EBITDA margin	11%	17%

Reconciliation of Non-GAAP Net Income

	Three months ended March 31,
	2026	2025
Net (loss) income	$(10,322)	$555
Stock-based compensation	16,682	13,752
Restructuring charges	—	1,559
Adjustment for income taxes	(331)	(3,757)
Non-GAAP net income	$6,029	$12,109
Revenue	$82,483	$84,574
Net (loss) income as a percent of revenue	(13)%	1%
Non-GAAP net income as a percent of revenue	7%	14%

Weighted average common shares outstanding, diluted	24,145,066	33,218,817
Plus: dilutive effect of securities(1)	1,116,360	—
Non-GAAP weighted average common shares outstanding, diluted	25,261,426	33,218,817

Net (loss) income per share, diluted	$(0.43)	$0.02
Non-GAAP net income per share, diluted	$0.24	$0.36
_______________
(1)In periods when the Company incurs a net loss, basic net loss per share is equivalent to diluted net loss per share as the inclusion of all potentially dilutive securities outstanding would have been antidilutive. For purposes of calculating non-GAAP net income per share, the Company adds back the weighted average dilutive effect of securities.

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
Reconciliation of Free Cash Flow

	Three months ended March 31,
	2026	2025
Net cash provided by operating activities	$30,374	$19,860
Additions to property and equipment	(3,068)	(1,894)
Additions to capitalized software development costs	(4,020)	(3,074)
Free cash flow	$23,286	$14,892

Contact

Corporate Communications
Hilary O’Byrne, hilary.obyrne@ibotta.com

Investor Relations
Shalin Patel, shalin.patel@ibotta.com